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                                                                     Exhibit 2.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in this Form 20-F of our Report dated February 24, 1999 and to the incorporation of our reports included and incorporated by reference to this Form 20-F, into the Company's previously filed Registration Statements on Form S-8, File No. 33-28473, Form S-8, File No. 333-6958, Form F-3, File No. 33-51798, Form F-3, File No. 33-96994, and Form F-3, File No. 333-6960. It should be noted that we have not audited any financial statements of the Company subsequent to November 30, 1998 or performed any audit procedures subsequent to the date of our report.


                                             /s/ ARTHUR ANDERSEN LLP

London, England
May 21, 1999